The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com

Cincinnati Financial Reports First-Quarter 2025 Results

Cincinnati, April 28, 2025 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•First-quarter 2025 net loss of $90 million, or $0.57 per share, compared with net income of $755 million, or $4.78 per share, in the first quarter of 2024, after recognizing a $56 million first-quarter 2025 after-tax reduction in the fair value of equity securities still held.
•First-quarter 2025 non-GAAP operating loss* of $37 million, or $0.24 per share, compared with operating income of $272 million, or $1.72 per share, in the first quarter of last year. The decrease of $309 million was primarily due to a $356 million increase in after-tax catastrophe losses.
•$845 million decrease in first-quarter 2025 net income, compared with first-quarter 2024, primarily due to the after-tax net effect of a $536 million decrease in net investment gains and a $356 million increase in after-tax catastrophe losses.
•$87.78 book value per share at March 31, 2025, down $1.33 since year-end.
•Negative 0.5% value creation ratio for the first three months of 2025, compared with positive 5.9% for the same period of 2024.

Financial Highlights

(Dollars in millions, except per share data)	Three months ended March 31,
	2025	2024	% Change
Revenue Data
Earned premiums	$2,344	$2,071	13
Investment income, net of expenses	280	245	14
Total revenues	2,566	2,935	(13)
Income Statement Data
Net income (loss)	$(90)	$755	nm
Investment gains and losses, after-tax	(53)	483	nm
Non-GAAP operating income (loss)*	$(37)	$272	nm
Per Share Data (diluted)
Net income (loss)	$(0.57)	$4.78	nm
Investment gains and losses, after-tax	(0.33)	3.06	nm
Non-GAAP operating income (loss)*	$(0.24)	$1.72	nm

Book value	$87.78	$80.83	9
Cash dividend declared	$0.87	$0.81	7
Diluted weighted average shares outstanding	156.4	157.9	(1)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures section defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 1Q25 Release 1

Insurance Operations Highlights
•113.3% first-quarter 2025 property casualty combined ratio, increased from 93.6% for the first quarter of 2024.
•11% growth in first-quarter net written premiums, including price increases, premium growth initiatives and a higher level of insured exposures.
•$383 million first-quarter 2025 property casualty new business written premiums, up 11%. Agencies appointed since the beginning of 2024 contributed $26 million or 7% of total new business written premiums.
•$21 million first-quarter 2025 life insurance subsidiary net income, up $2 million compared with the first quarter of 2024, and 1% growth in first-quarter 2025 life insurance earned premiums.
Investment and Balance Sheet Highlights
•14% or $35 million increase in first-quarter 2025 pretax investment income, including a 24% increase in bond interest income and a 7% decrease in stock portfolio dividends.
•Three-month increase of less than 1% in fair value of total investments at March 31, 2025, including a 2% increase for the bond portfolio and a 1% decrease for the stock portfolio.
•$4.994 billion parent company cash and marketable securities at March 31, 2025, down 4% from year-end 2024.

Prepared to Respond
Stephen M. Spray, president and chief executive officer, commented: “The Cincinnati Insurance Companies were prepared for the unprecedented losses our policyholders suffered from the wildfires in California and powerful spring storms that impacted communities in 21 states. Assured by the strength of our balance sheet, we were able to focus on what was important: outstanding claims service and our ongoing initiatives to profitably grow our business.

“For 75 years, our capital and risk management strategies have consistently provided a strong foundation for long-term success. We met these catastrophes equipped with a strong reinsurance program; ample cash flow and liquidity; solid loss reserves and property casualty surplus; and the financial flexibility that comes from holding $5 billion of cash and marketable securities at our parent company.

“Our first-quarter 2025 combined ratio of 113.3% included 25 points related to natural catastrophe losses, three times our 10-year first-quarter average. Importantly, our property casualty current accident year combined ratio before catastrophe loss effects continued to improve. That 90.5% ratio would have been about 2 points better without the impact of the reinstatement premiums we paid to replenish our property catastrophe reinsurance program.”
Keeping Our Focus
“The confidence we have in our pricing capabilities and segmentation strategy allows us to keep our focus on our long-term profitable growth plans even in the face of turbulent weather and volatile economic markets. With a deep understanding of the fundamentals of insurance, supported by sophisticated underwriting tools, our field marketing teams help the independent agents who partner with Cincinnati Insurance to find solutions for their clients.

“We were founded by four independent agents, and our goal remains to have the breadth of products and services agents need to serve their clients – even as those needs evolve. We’ve added excess and surplus lines solutions, eased access to the Lloyd’s of London market for our agencies and continue to expand our standard commercial and personal lines products. Our life insurance company rounds out these services.
“We again recorded double-digit growth in new business written premiums and strong renewal pricing, increasing total property casualty net written premiums by 11%. We believe we can continue growing premiums at a healthy pace throughout 2025.”
Committed to Long-Term Investment Strategy
“Downward pressure in the equity market contributed to a decline of less than 1% in book value per share at March 31 compared with year-end 2024. Despite this movement, our quarter-end equity portfolio still had more than $7 billion in appreciated value before taxes.

“We maintain a long-term perspective with our investment philosophy and aren’t swayed by periodic market swings. Our insurance business continues to provide cash that we invest in high-quality bonds and dividend-paying stocks. We are poised to further benefit from these purchases when the markets rebound.”
                                             CINF 1Q25 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Earned premiums	$2,264	$1,992	14
Fee revenues	4	3	33
Total revenues	2,268	1,995	14

Loss and loss expenses	1,887	1,270	49
Underwriting expenses	679	594	14
Underwriting profit (loss)	$(298)	$131	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	83.3%	63.8%	19.5
Underwriting expenses	30.0	29.8	0.2
Combined ratio	113.3%	93.6%	19.7

			% Change
Agency renewal written premiums	$1,912	$1,683	14
Agency new business written premiums	383	346	11
Other written premiums	200	219	(9)
Net written premiums	$2,495	$2,248	11

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	60.5%	61.3%	(0.8)
Current accident year catastrophe losses	26.8	7.5	19.3
Prior accident years before catastrophe losses	(2.2)	(3.4)	1.2
Prior accident years catastrophe losses	(1.8)	(1.6)	(0.2)
Loss and loss expense ratio	83.3%	63.8%	19.5

Current accident year combined ratio before catastrophe losses	90.5%	91.1%	(0.6)

•$247 million or 11% growth of first-quarter 2025 property casualty net written premiums, reflecting premium growth initiatives, price increases and a higher level of insured exposures. The contribution to first-quarter growth from Cincinnati Re® and Cincinnati Global Underwriting Ltd.SM in total was 2 percentage points.
•$37 million or 11% increase in first-quarter 2025 new business premiums written by agencies. The growth included a $24 million increase in standard market property casualty production from agencies appointed since the beginning of 2024.
•137 new agency appointments in the first three months of 2025, including 32 that market only our personal lines products.
•19.7 percentage-point first-quarter 2025 combined ratio increase, including an increase of 19.1 points for losses from catastrophes.
•4.0 percentage-point first-quarter 2025 benefit from favorable prior accident year reserve development of $91 million, compared with 5.0 points or $100 million for first-quarter 2024.
•0.8 percentage-point improvement in the three-month 2025 ratio for current accident year loss and loss expenses before catastrophes, including an unfavorable 1.4 points for the net effect of $52 million for reinsurance treaty reinstatement premiums related to the January 2025 wildfires in southern California.
•0.2 percentage-point increase in the underwriting expense ratio for the first three months of 2025, compared with the same period of 2024, including an unfavorable 0.7 points for the effect of reinstatement premiums.
                                             CINF 1Q25 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Earned premiums	$1,179	$1,082	9
Fee revenues	2	1	100
Total revenues	1,181	1,083	9

Loss and loss expenses	735	719	2
Underwriting expenses	349	325	7
Underwriting profit	$97	$39	149

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	62.3%	66.4%	(4.1)
Underwriting expenses	29.6	30.1	(0.5)
Combined ratio	91.9%	96.5%	(4.6)

			% Change
Agency renewal written premiums	$1,152	$1,076	7
Agency new business written premiums	203	182	12
Other written premiums	(30)	(35)	14
Net written premiums	$1,325	$1,223	8

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	61.1%	63.0%	(1.9)
Current accident year catastrophe losses	4.8	7.0	(2.2)
Prior accident years before catastrophe losses	(2.4)	(2.8)	0.4
Prior accident years catastrophe losses	(1.2)	(0.8)	(0.4)
Loss and loss expense ratio	62.3%	66.4%	(4.1)

Current accident year combined ratio before catastrophe losses	90.7%	93.1%	(2.4)

•$102 million or 8% growth in first-quarter 2025 commercial lines net written premiums, including higher agency renewal and new business written premiums.
•$76 million or 7% increase in first-quarter renewal written premiums, with commercial lines average renewal pricing increases near the low end of the high-single-digit percent range.
•$21 million or 12% increase in first-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•4.6 percentage-point first-quarter 2025 combined ratio improvement, including a decrease of 2.6 points for losses from catastrophes.
•3.6 percentage-point first-quarter 2025 benefit from favorable prior accident year reserve development of $43 million, compared with 3.6 points or $38 million for first-quarter 2024.
                                             CINF 1Q25 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Earned premiums	$698	$588	19
Fee revenues	1	1	0
Total revenues	699	589	19

Loss and loss expenses	846	379	123
Underwriting expenses	210	173	21
Underwriting profit (loss)	$(357)	$37	nm

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	121.2%	64.5%	56.7
Underwriting expenses	30.1	29.4	0.7
Combined ratio	151.3%	93.9%	57.4

			% Change
Agency renewal written premiums	$634	$494	28
Agency new business written premiums	127	122	4
Other written premiums	(89)	(21)	(324)
Net written premiums	$672	$595	13

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	63.3%	57.7%	5.6
Current accident year catastrophe losses	60.6	12.4	48.2
Prior accident years before catastrophe losses	(0.8)	(2.0)	1.2
Prior accident years catastrophe losses	(1.9)	(3.6)	1.7
Loss and loss expense ratio	121.2%	64.5%	56.7

Current accident year combined ratio before catastrophe losses	93.4%	87.1%	6.3

•$77 million or 13% growth in first-quarter 2025 personal lines net written premiums, including higher agency renewal written premiums that benefited from rate increases in the low-double-digit percent range. Cincinnati Private ClientSM first-quarter 2025 net written premiums from our agencies’ high net worth clients grew 10%, to $363 million.
•$5 million increase in first-quarter 2025 new business premiums written by agencies, including an increase of approximately $8 million in our private client personal lines.
•$68 million less favorable effect on first-quarter 2025 net written premiums from other written premiums, including $64 million for additional ceded premiums to reinstate our property catastrophe reinsurance treaty after recoveries related to California wildfires.
•57.4 percentage-point first-quarter 2025 combined ratio increase, including an increase of 49.9 points for losses from catastrophes and an increase in the underwriting expense ratio of 2.5 points for the effect of reinstatement premiums.
•2.7 percentage-point first-quarter 2025 benefit from favorable prior accident year reserve development of $19 million, compared with 5.6 points or $33 million for first-quarter 2024.
•5.6 percentage-point increase in the three-month 2025 ratio for current accident year loss and loss expenses before catastrophes, including 5.3 points for the effect of reinstatement premiums.

                                             CINF 1Q25 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Earned premiums	$162	$139	17
Fee revenues	1	1	0
Total revenues	163	140	16

Loss and loss expenses	99	90	10
Underwriting expenses	44	38	16
Underwriting profit	$20	$12	67

Ratios as a percent of earned premiums:			Pt. Change
Loss and loss expenses	60.9%	64.5%	(3.6)
Underwriting expenses	27.4	27.4	0.0
Combined ratio	88.3%	91.9%	(3.6)

			% Change
Agency renewal written premiums	$126	$113	12
Agency new business written premiums	53	42	26
Other written premiums	(11)	(9)	(22)
Net written premiums	$168	$146	15

Ratios as a percent of earned premiums:			Pt. Change
Current accident year before catastrophe losses	65.6%	65.7%	(0.1)
Current accident year catastrophe losses	0.8	0.9	(0.1)
Prior accident years before catastrophe losses	(5.0)	(1.7)	(3.3)
Prior accident years catastrophe losses	(0.5)	(0.4)	(0.1)
Loss and loss expense ratio	60.9%	64.5%	(3.6)

Current accident year combined ratio before catastrophe losses	93.0%	93.1%	(0.1)

•$22 million or 15% growth in first-quarter 2025 excess and surplus lines net written premiums, including higher agency renewal written premiums that benefited from price increases averaging in the high-single-digit percent range.
•$11 million or 26% increase in first-quarter 2025 new business premiums written by agencies, as we continue to carefully underwrite each policy in a highly competitive market.
•3.6 percentage-point first-quarter 2025 combined ratio improvement, including 3.4 points in the ratio for favorable reserve development on prior accident year loss and loss expenses.
•5.5 percentage-point first-quarter 2025 benefit from favorable prior accident year reserve development of $9 million, compared with 2.1 points or $3 million for first-quarter 2024.

                                             CINF 1Q25 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Term life insurance	$57	$57	0
Whole life insurance	13	13	0
Universal life and other	10	9	11
Earned premiums	80	79	1
Investment income, net of expenses	50	47	6
Investment gains and losses, net	(1)	(2)	50
Fee revenues	1	1	0
Total revenues	130	125	4
Contract holders’ benefits incurred	81	79	3
Underwriting expenses incurred	23	22	5
Total benefits and expenses	104	101	3
Net income before income tax	26	24	8
Income tax provision	5	5	0
Net income of the life insurance subsidiary	$21	$19	11

•$1 million increase in first-quarter 2025 earned premiums.
•$2 million increase in three-month 2025 life insurance subsidiary net income, primarily due to increased investment income, partially offset by less favorable impacts from the unlocking of interest rate actuarial assumptions.
•$34 million or 3% three-month 2025 increase, to $1.341 billion, in GAAP shareholders’ equity for the life insurance subsidiary, primarily from net income and a decrease in unrealized investment losses on fixed-maturity securities.
                                             CINF 1Q25 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended March 31,
	2025	2024	% Change
Investment income, net of expenses	$280	$245	14
Investment interest credited to contract holders	(32)	(31)	(3)
Investment gains and losses, net	(67)	612	nm
Investments profit	$181	$826	(78)

Investment income:
Interest	$210	$169	24
Dividends	67	72	(7)
Other	7	7	0
Less investment expenses	4	3	33
Investment income, pretax	280	245	14
Less income taxes	48	41	17
Total investment income, after-tax	$232	$204	14

Investment returns:
Average invested assets plus cash and cash equivalents	$29,946	$27,164
Average yield pretax	3.74%	3.61%
Average yield after-tax	3.10	3.00
Effective tax rate	17.2	16.7
Fixed-maturity returns:
Average amortized cost	$17,071	$14,535
Average yield pretax	4.92%	4.65%
Average yield after-tax	4.02	3.82
Effective tax rate	18.3	17.9

•$35 million or 14% rise in first-quarter 2025 pretax investment income, including a 24% increase in interest income from fixed-maturity securities and a 7% decrease in equity portfolio dividends.
•$67 million first-quarter 2025 pretax investment losses, summarized in the table below, were offset by a $67 million increase in unrealized investment gains. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended March 31,
	2025	2024
Investment gains and losses on equity securities sold, net	$(1)	$(11)
Unrealized gains and losses on equity securities still held, net	(71)	613
Investment gains and losses on fixed-maturity securities, net	(2)	(10)
Other	7	20
Subtotal - investment gains and losses reported in net income	(67)	612
Change in unrealized investment gains and losses - fixed maturities	67	(55)
Total	$—	$557

                                             CINF 1Q25 Release 8

Balance Sheet Highlights

(Dollars in millions, except share data)	At March 31,	At December 31,
	2025	2024
Total investments	$28,481	$28,378
Total assets	37,276	36,501
Short-term debt	25	25
Long-term debt	790	790
Shareholders’ equity	13,718	13,935
Book value per share	87.78	89.11
Debt-to-total-capital ratio	5.6%	5.5%

•$29.491 billion in consolidated cash and total investments at March 31, 2025, an increase of less than 1% from $29.361 billion at year-end 2024.
•$16.523 billion bond portfolio at March 31, 2025, with an average rating of A2/A+. Fair value increased $341 million during the first quarter of 2025, including $220 million in net purchases of fixed-maturity securities.
•$11.118 billion equity portfolio was 39.0% of total investments, including $7.154 billion in appreciated value before taxes at March 31, 2025. First-quarter 2025 decrease in fair value of $67 million, including $5 million in net purchases of equity securities.
•$1.33 first-quarter 2025 decrease in book value per share, including $0.24 from a net loss before investment gains, $0.87 from dividends declared to shareholders, $0.04 from investment portfolio net investment losses or changes in unrealized gains for fixed-maturity securities and $0.18 for other items.
•Value creation ratio of negative 0.5% for the first three months of 2025, including 0.3% from a net loss before investment gains, which includes underwriting and investment income, 0.4% from investment losses for equity securities and 0.2% for other items that were partially offset by positive 0.4% from changes in unrealized gains for fixed-maturity securities.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.
About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 1Q25 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2024 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 30.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of any future pandemic that could affect results for reasons such as:
•Securities market disruption or volatility and related effects such as decreased economic activity and continued supply chain disruptions that affect our investment portfolio and book value
•An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
•An unusually high level of insurance losses, including risk of court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to such pandemic
•Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
•Inability of our workforce, agencies or vendors to perform necessary business functions
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns (whether as a result of climate change or otherwise), environmental events, war or political unrest, terrorism incidents, cyberattacks, civil unrest or other causes and our ability to manage catastrophe risk due to inaccurate catastrophe models or incomplete data
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance, due to inflationary trends or other causes
•Inadequate estimates or assumptions, or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting our equity portfolio and book value
•Interest rate fluctuations or other factors that could significantly affect:
•Our ability to generate growth in investment income
•Values of our fixed-maturity investments, including accounts in which we hold bank-owned life insurance contract assets
•Our traditional life policy reserves
•Domestic and global events, such as the wars in Ukraine and in the Middle East, recent tariff and trade policy announcements, and disruptions in the banking and financial services industry, resulting in insurance losses, capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
•Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
•Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
•Significant rise in losses from surety or director and officer policies written for financial institutions or other insured entities or in losses from policies written by Cincinnati Re or Cincinnati Global
•Our inability to manage business opportunities, growth prospects, and expenses for our ongoing operations
•Recession, prolonged elevated inflation or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Ineffective information technology systems or discontinuing to develop and implement improvements in technology may impact our success and profitability
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our or our agents’ ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability
•Difficulties with our operations and technology that may negatively impact our ability to conduct business, including cloud-based data information storage, data security, cyberattacks, remote working capabilities, and/or outsourcing relationships and third-party operations and data security
•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-
                                             CINF 1Q25 Release 10

based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Intense competition, and the impact of innovation, artificial intelligence and changing customer preferences on the insurance industry and the markets in which we operate, could harm our ability to maintain or increase our business volumes and profitability
•Changing consumer insurance-buying habits
•Mergers, acquisitions and other consolidations of agencies that result in a concentration of a significant amount of premium in one agency or agency group and/or alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm our relationships with our independent agencies and hamper opportunities to add new agencies, resulting in limitations on our opportunities for growth, such as:
•Downgrades of our financial strength ratings
•Concerns that doing business with us is too difficult
•Perceptions that our level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
•Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
•Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
•Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
•Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
•Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
•Increase our provision for federal income taxes due to changes in tax law
•Increase our other expenses
•Limit our ability to set fair, adequate and reasonable rates
•Place us at a disadvantage in the marketplace
•Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings, including effects of social inflation and third-party litigation funding on the size of litigation awards
•Events or actions, including unauthorized intentional circumvention of controls, that reduce our future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Our inability, or the inability of our independent agents, to attract and retain personnel in a competitive labor market
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location or work effectively in a remote environment
Further, our insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. We also are subject to public and regulatory initiatives that can affect the market value for our common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *
                                             CINF 1Q25 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets and Statements of Income (unaudited)

(Dollars in millions)	March 31,	December 31,
	2025	2024
Assets
Investments	$28,481	$28,378
Cash and cash equivalents	1,010	983
Premiums receivable	3,163	2,969
Reinsurance recoverable	808	523
Deferred policy acquisition costs	1,297	1,242
Other assets	2,517	2,406
Total assets	$37,276	$36,501

Liabilities
Insurance reserves	$13,748	$12,963
Unearned premiums	5,068	4,813
Deferred income tax	1,489	1,476
Long-term debt and lease obligations	853	850
Other liabilities	2,400	2,464
Total liabilities	23,558	22,566

Shareholders’ Equity
Common stock and paid-in capital	1,908	1,899
Retained earnings	14,644	14,869
Accumulated other comprehensive loss	(271)	(309)
Treasury stock	(2,563)	(2,524)
Total shareholders' equity	13,718	13,935
Total liabilities and shareholders' equity	$37,276	$36,501

(Dollars in millions, except per share data)	Three months ended March 31,
	2025	2024
Revenues
Earned premiums	$2,344	$2,071
Investment income, net of expenses	280	245
Investment gains and losses, net	(67)	612
Other revenues	9	7
Total revenues	2,566	2,935

Benefits and Expenses
Insurance losses and contract holders' benefits	1,968	1,349
Underwriting, acquisition and insurance expenses	702	616
Interest expense	13	13
Other operating expenses	11	4
Total benefits and expenses	2,694	1,982

Income (Loss) Before Income Taxes	(128)	953

Provision (Benefit) for Income Taxes	(38)	198

Net Income (Loss)	$(90)	$755

Per Common Share:
Net income (loss)—basic	$(0.57)	$4.82
Net income (loss)—diluted	(0.57)	4.78

                                             CINF 1Q25 Release 12

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 1Q25 Release 13

Cincinnati Financial Corporation

Net Income (Loss) Reconciliation

(Dollars in millions, except per share data)	Three months ended March 31,
	2025	2024
Net income (loss)	$(90)	$755
Less:
Investment gains and losses, net	(67)	612
Income tax on investment gains and losses	14	(129)
Investment gains and losses, after-tax	(53)	483
Non-GAAP operating income (loss)	$(37)	$272

Diluted per share data:
Net income (loss)	$(0.57)	$4.78
Less:
Investment gains and losses, net	(0.42)	3.88
Income tax on investment gains and losses	0.09	(0.82)
Investment gains and losses, after-tax	(0.33)	3.06
Non-GAAP operating income (loss)	$(0.24)	$1.72

Life Insurance Reconciliation

(Dollars in millions)	Three months ended March 31,
	2025	2024
Net income of the life insurance subsidiary	$21	$19
Investment gains and losses, net	(1)	(2)
Income tax on investment gains and losses	—	—
Non-GAAP operating income	22	21

Investment income, net of expenses	(50)	(47)
Investment income credited to contract holders	32	31
Income tax excluding tax on investment gains and losses, net	5	5
Life insurance segment profit	$9	$10

                                             CINF 1Q25 Release 14

Property Casualty Insurance Reconciliation

(Dollars in millions)	Three months ended March 31, 2025
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,495	$1,325	$672	$168	$330
Unearned premiums change	(231)	(146)	26	(6)	(105)
Earned premiums	$2,264	$1,179	$698	$162	$225

Underwriting profit (loss)	$(298)	$97	$(357)	$20	$(58)

(Dollars in millions)	Three months ended March 31, 2024
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Net written premiums	$2,248	$1,223	$595	$146	$284
Unearned premiums change	(256)	(141)	(7)	(7)	(101)
Earned premiums	$1,992	$1,082	$588	$139	$183

Underwriting profit	$131	$39	$37	$12	$43

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. *Included in Other are the results of Cincinnati Re and Cincinnati Global.

                                             CINF 1Q25 Release 15

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended March 31,
	2025	2024
Value creation ratio:
End of period book value*	$87.78	$80.83
Less beginning of period book value	89.11	77.06
Change in book value	(1.33)	3.77
Dividend declared to shareholders	0.87	0.81
Total value creation	$(0.46)	$4.58

Value creation ratio from change in book value**	(1.5)%	4.9%
Value creation ratio from dividends declared to shareholders***	1.0	1.0
Value creation ratio	(0.5)%	5.9%

* Book value per share is calculated by dividing end of period total shareholders' equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

                                             CINF 1Q25 Release 16